UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway,
Suite 400

Burlingame, California 94010

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Issuance of Additional Convertible Notes

On March 18, 2022, Innoviva, Inc. (“Innoviva”) completed its offering of $36.0 million aggregate principal amount of its 2.125% convertible senior notes due 2028 (the “Additional Notes”). The Additional Notes were sold to Goldman Sachs & Co. LLC and Moelis & Company LLC (the “Initial Purchasers”) pursuant to the Initial Purchasers’ partial exercise of their option to purchase such notes, granted in connection with the previously disclosed offering of $225 million aggregate principal amount of Innoviva’s 2.125% convertible senior notes due 2028 (the “Initial Notes” and, together with the Additional Notes, the “Notes”), which closed on March 7, 2022. The Additional Notes have the same terms, and were issued under the same Indenture, dated as of March 7, 2022 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as the Initial Notes, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2022 (the “Initial Form 8-K”). The information set forth in the Initial Form 8-K is incorporated herein by reference.

The Additional Notes were sold in a private offering under a purchase agreement, dated as of March 2, 2022, entered into by and among Innoviva and the Initial Purchasers, for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the sale of the Additional Notes were approximately $34.5 million after deducting the Initial Purchasers’ discounts and commissions and Innoviva’s estimated offering expenses and inclusive of accrued interest from the issue date of the Initial Notes. Innoviva used approximately $2.9 million of the net proceeds from the offering of the Additional Notes to fund the cost of entering into the capped call transactions described below, and expects to use the remaining net proceeds for general corporate purposes.

Additional Capped Call Confirmations

On March 18, 2022, in connection with the partial exercise by the Initial Purchasers of their option to purchase the Additional Notes described above, Innoviva entered into additional privately negotiated capped call transactions, on the same terms and with the same option counterparties as the capped call transactions entered into by Innoviva in connection with the Initial Notes. The cap price of the capped call transactions is initially $33.9850 per share, which represents approximately a 75.00% premium to the closing price of Innoviva’s common stock on March 2, 2022, and is subject to certain adjustments under the terms of the capped call transactions. The form of confirmation for the capped call transactions was attached as Exhibit 10.1 to the Initial Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Additional Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Additional Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Innoviva does not intend to file a registration statement for the resale of the Additional Notes or any common stock issuable upon conversion of the Additional Notes.

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To the extent that any shares of common stock are issued upon conversion of the Additional Notes, they will be issued in transactions exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. A maximum of 1,853,759 shares of Innoviva’s common stock may be issued upon conversion of the Additional Notes (or 13,439,751 shares of common stock with respect to the Initial Notes and the Additional Notes collectively), based on the initial maximum conversion rate issuable upon a make-whole fundamental change of 51.4933 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: March 21, 2022	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer

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